UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
November 3, 2006
Date of Report (Date of earliest event reported)
Greenfield Online, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50698 (Commission File Number)	06-1440369 (I.R.S. Employer Identification No.)
21 River Road
Wilton, CT 06897
(Address of Principal Executive Offices and Zip Code)
(203) 834-8585
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if changed since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement.
On March 3, 2006, our compensation committee approved the terms of the 2006 Executive Compensation and Bonus Plan (“Bonus Plan”), which provided for, among other things, awards of discretionary bonuses within a defined pool. On November 3, 2006, our compensation committee voted to amend the terms of the Bonus Plan to provide:
•	That the discretionary bonus pool previously established be increased;

•	That, on the recommendation of our chief executive officer, discretionary bonuses may be awarded based on our fiscal performance in 2006, as approved by our compensation committee;

•	That discretionary bonuses may be awarded even if bonuses are otherwise payable under the Bonus Plan; and

•	That discretionary bonuses, if any, will be paid when final payments of amounts due under the Bonus Plan are distributed.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENFIELD ONLINE, INC.
By:	/s/ Robert E. Bies
Robert E. Bies
Executive Vice President and Chief Financial Officer

Dated: November 9, 2006

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